As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KVH INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	05-0420589 (I.R.S. employer identification no.)

50 Enterprise Center
Middletown, RI 02842
(Address of principal executive offices)(Zip code)

KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan

(Full title of the plan)

Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842

Telephone: (401) 847-3327
(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

John D. Hancock, Esq.

Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer ☐ Non-accelerated filer	☒ Accelerated filer ☒ Smaller reporting company ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities to be registered	Amount to be registered (1)	maximum offering price per share	maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,800,000 (2)	$8.06 (3)	$14,508,000 (3)	$1,883

(1)	Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the anti-dilution provisions of the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan, or the 2016 Plan.

(2)	Represents shares reserved for issuance pursuant to awards available for grant under the 2016 Plan.

(3)	The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of our common stock as quoted on the Nasdaq Global Select Market on July 30, 2020.

EXPLANATORY NOTE

This Registration Statement covers an aggregate of 1,800,000 shares of common stock issuable pursuant to our Amended and Restated 2016 Equity and Incentive Plan (the “2016 Plan”). These shares are in addition to the shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-212959, which we filed with the Securities and Exchange Commission on August 5, 2016. The reservation of these 1,800,000 additional shares for issuance pursuant to the 2016 Plan was approved by our board of directors on April 22, 2020 and by our stockholders on June 10, 2020.

The contents of our Registration Statement on Form S-8, File No. 333-212959, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of KVH Industries, Inc., as amended (incorporated by reference to Exhibit 3.1 to our quarterly report on Form 10-Q filed with the Commission on August 6, 2010)
4.2	Amended and Restated Bylaws of KVH Industries, Inc. (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q filed with the Commission on November 1, 2017)
4.3	Specimen certificate for the common stock of KVH Industries, Inc. (incorporated by reference to Exhibit 4.1 to our annual report on Form 10-K filed with the Commission on March 2, 2018)
4.4	KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan (incorporated by reference to Appendix A to our definitive proxy statement on Schedule 14A filed with the Commission on April 29, 2020)
5.1†	Opinion of Foley Hoag LLP
23.1†	Consent of Grant Thornton LLP
23.3†	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page of this Registration Statement)

†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, State of Rhode Island, on August 4, 2020.

KVH INDUSTRIES, INC.

By:	/s/ Donald W. Reilly
Donald W. Reilly
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Martin A. Kits van Heyningen, Donald W. Reilly and Felise Feingold as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin A. Kits van Heyningen	President, Chief Executive Officer and Chairman of the Board	August 4, 2020
Martin A. Kits van Heyningen	(Principal Executive Officer)

/s/ Donald W. Reilly	Chief Financial Officer (Principal Financial Officer)	August 4, 2020
Donald W. Reilly

/s/ Jennifer L. Baker	Vice President and Chief Accounting	August 4, 2020
Jennifer L. Baker	Officer (Principal Accounting Officer)

/s/ Mark S. Ain	Director	August 4, 2020
Mark S. Ain

/s/ Danelle M. Barrett	Director	August 4, 2020
Danelle M. Barrett

/s/ James S. Dodez	Director	August 4, 2020
James S. Dodez

/s/ Stanley K. Honey	Director	August 4, 2020
Stanley K. Honey

/s/ Robert E. Tavares	Director	August 4, 2020
Robert E. Tavares

/s/ Charles R. Trimble	Director	August 4, 2020
Charles R. Trimble